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                                                                   Exhibit 23(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A (File No. 333-28339) of our reports dated February 14, 2003 and February 26, 2003 relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Reports to Shareholders of ProFunds and ProFunds VP, which reports are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Columbus, Ohio

April 30, 2003